UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2016

NGL Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6120 South Yale Avenue

Suite 805

Tulsa Oklahoma 74136

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (918) 481-1119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

Amendment to the Class A Preferred Unit and Warrant Purchase Agreement

On April 21, 2016, NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), announced its entry into that certain Class A Convertible Preferred Unit and Warrant Purchase Agreement (the “Purchase Agreement”) with Highstar NGL Prism/IV-A Interco LLC and Highstar NGL Main Interco LLC (together, the “Original Purchasers”), pursuant to which the Partnership agreed to issue and sell to the Original Purchasers in a private placement (the “Private Placement”) an aggregate principal amount of $200 million of the Partnership’s 10.75% Class A Convertible Preferred Units (the “Preferred Units”) and warrants (the “Warrants”) that may be exercised to purchase common units representing limited partner interests in the Partnership (“Common Units”).

On June 23, 2016, the Partnership entered into that certain Amendment to Class A Convertible Preferred Unit and Warrant Purchase Agreement (the “Purchase Agreement Amendment”), by and among the Partnership, the Original Purchasers and NGL CIV A, LLC (the “New Purchaser” and together with the Original Purchasers, the “Purchasers”), pursuant to which the New Purchaser was joined as a party to the Purchase Agreement and the aggregate principal amount of the Private Placement was increased from $200 million to $240 million.  The Purchasers are all funds managed by Oaktree Capital Management L.P. (“Oaktree”).

Pursuant to the Purchase Agreement, as amended by the Purchase Agreement Amendment (the “Amended Purchase Agreement”), the Private Placement was completed over the course of two closings.  At the second closing, on June 24, 2016, the Purchasers acquired $140 million aggregate principal amount of Preferred Units and Warrants.  The Purchasers acquired the Preferred Units at a price of approximately $12.035 per Preferred Unit (the “Preferred Unit Purchase Price”).

The Preferred Units are convertible into Common Units, and the Warrants are subject to certain vesting and exercise terms, in each case, on the terms and subject to the conditions described in Item 3.02 hereof.  The information regarding the Preferred Units and the Warrants set forth in Item 3.02 hereof is incorporated by reference into this Item 1.01.

The description of the Amended Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement and the Purchase Agreement Amendment, which are filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on April 27, 2016 and as Exhibit 10.1 hereto, respectively, and are incorporated into this Item 1.01 by reference.

Warrants

On June 24, 2016, pursuant to the Amended Purchase Agreement, the Partnership issued to the Purchasers Warrants exercisable in the aggregate for 2,552,149 Common Units.  The information regarding the Warrants set forth in Item 3.02 hereof is incorporated by reference into this Item 1.01.

Registration Rights Agreement

On June 24, 2016, in connection with the Purchase Agreement Amendment and the closing of the Private Placement, the Partnership entered into that certain Amendment to Registration Rights Agreement (the “Registration Rights Amendment”) by and among the Partnership and the Purchasers.  The Registration Rights Amendment amended that certain Registration Rights Agreement, dated May 11, 2016, by and among the Partnership and the Original Purchasers (as amended, the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, within 180 days of the Closing Date (as defined in the Registration Rights Agreement), the Partnership is required to prepare and file a registration statement (the “Registration Statement”) to permit the public resale of the Common Units issued or issuable upon conversion of the Preferred Units and exercise of the Warrants issued to the Purchasers pursuant to the Amended Purchase Agreement, as well as any Common Units issued in lieu of cash as liquidated damages under the Registration Rights

Agreement.  The Partnership is also required to use its commercially reasonable efforts to cause the Registration Statement to become effective no later than 360 days after the Closing Date (the “Registration Statement Deadline”).

If the Registration Statement is not declared effective on or prior to the Registration Statement Deadline, then the Partnership will be liable to the Purchasers for liquidated damages in accordance with a formula, and subject to the limitations, set forth in the Registration Rights Agreement. Such liquidated damages are payable in cash, or if payment in cash would breach any covenant or a cause a default under a credit facility or any other debt instrument filed by the Partnership as an exhibit to a report filed with the Commission, then such liquidated damages are payable in Common Units.  In addition, the Registration Rights Agreement grants the Purchasers piggyback registration rights under certain circumstances. These registration rights are transferable to affiliates of the Purchasers and, in certain circumstances, to third parties.

The description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement and the Registration Rights Amendment, which are filed as Exhibits 4.1 and 4.2, respectively, hereto and are incorporated into this Item 1.01 by reference.

Item 3.02      Unregistered Sales of Equity Securities

On June 24, 2016, the Partnership completed its Private Placement of $240 million aggregate principal amount of Preferred Units and Warrants, with the issuance and sale of $140 million aggregate principal amount of Preferred Units and Warrants, comprised of 11,632,932 Preferred Units and Warrants exercisable for 2,552,149 Common Units. Pursuant to the Amended Purchase Agreement, the Private Placement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving any public offering.  The terms of the Preferred Units and the Common Units issuable upon conversion of the Preferred Units and exercise of the Warrants are set forth in the Amended and Restated Partnership Agreement (as defined in Item 5.03 hereof).

Each holder of Preferred Units (a “Preferred Unit Holder”) will be entitled to receive a cumulative, quarterly distribution in arrears at an annual rate of 10.75% on each Preferred Unit then held by such Preferred Unit Holder. At any time after the third anniversary of the Initial Closing Date (as defined in the Amended Purchase Agreement), each Preferred Unit Holder shall have the right, subject to certain conditions, to convert all or any portion of the Preferred Units then held by such Preferred Unit Holder at the conversion rate then in effect.  Such conversions may be settled, at the Partnership’s election, in Common Units, cash or a combination of Common Units and cash. At any time after the eighth anniversary of the Initial Closing Date, the Partnership shall have the right to convert all of the outstanding Preferred Units into Common Units at the conversion rate then in effect, provided that the Partnership has paid in full all quarterly distributions on the outstanding Preferred Units and that certain conditions described in the Amended and Restated Partnership Agreement have been satisfied. At any time after the first anniversary of the Initial Closing Date, the Partnership shall have the right to redeem all of the outstanding Preferred Units at a price per Preferred Unit equal to the Preferred Unit Purchase Price multiplied by the redemption multiple then in effect, as described in the Amended and Restated Partnership Agreement. Upon a Change of Control (as defined in the Amended and Restated Partnership Agreement), each Preferred Unit Holder shall have the right, at its election, to either (i) require the Partnership to redeem the Preferred Units then held by such Preferred Unit Holder at a price per Preferred Unit equal to the Preferred Unit Purchase Price multiplied by the change of control redemption multiple then in effect; (ii) if the Partnership is the surviving entity of such Change of Control, continue to hold Preferred Units; or (iii) convert all of the Preferred Units then held by such Preferred Unit Holder at the conversion rate then in effect. The Preferred Units will vote on an as-converted basis with the Common Units.

The Warrants issued in the Private Placement are exercisable in the aggregate for 4.2% of the total number of Common Units that were issued and outstanding immediately prior to the Initial Closing Date, at an exercise price of $0.01 per Common Unit (subject to customary adjustments). The Warrants do not include anti-dilution adjustments for economic dilution, including any such economic dilution resulting from the issuance of Common Units below a particular price. Incidental to their ownership of the Warrants, the holders of the Warrants shall have preemptive rights (proportional to their Common Unit ownership on an as exercised basis) with respect to any issuance of Common Units by the Partnership, subject to certain exceptions including the issuance of Common

Units pursuant to an at-the-market program, any employee benefit or compensation program, policy or arrangement, certain mergers and acquisitions, certain firm commitment public offerings, exercises of warrants or options and any dividends, splits or other reclassifications. One-third of the Warrants issued on each Closing Date (as defined in the Amended Purchase Agreement) may be exercised from and after the first anniversary of such Closing Date, another one-third of the Warrants may be exercised from and after the second anniversary of such Closing Date; and all Warrants may be exercised from and after the third anniversary of such Closing Date. Notwithstanding the foregoing, upon the occurrence of a Change of Control (as defined in the Amended and Restated Partnership Agreement) or in the event the Partnership exercises its redemption right (as described above) with respect to the Preferred Units, all unvested Warrants shall immediately vest and be exercisable in full. Unexercised Warrants will expire on the eighth anniversary of applicable Closing Date. The Warrants will not participate in cash distributions by the Partnership.

The descriptions of the Preferred Units and the Warrants are qualified in their entirety by reference to the full text of Amended and Restated Partnership Agreement and the Form of Warrant, respectively, which are filed as Exhibit 3.2 and Exhibit 10.2, respectively, hereto and are incorporated into this Item 3.02 by reference.

The information regarding the Preferred Units set forth in Item 5.03 of this Current Report is incorporated by reference into this Item 3.02.

Item 3.03      Material Modification to Rights of Security Holders

Pursuant to the Amended Purchase Agreement, on the Closing Dates, the Partnership issued and sold to the Purchasers an aggregate 19,942,169 Preferred Units.  The terms of the Preferred Units, and the Common Units issuable upon conversion of the Preferred Units and exercise of the Warrants, are set forth in the Amended and Restated Partnership Agreement.  As described in the Amended and Restated Partnership Agreement, the Preferred Units entitle the Preferred Unit Holders to certain rights that are senior to the rights of holders of Common Units, such as rights to certain distributions and rights upon liquidation of the Partnership.

If the Partnership fails to pay any Preferred Unit distribution in full in cash on the applicable payment date, then the Partnership shall not be permitted to, and shall not, declare or make any distributions in respect of any Junior Securities (as defined in the Amended and Restated Partnership Agreement), including Common Units, or Parity Securities (as defined in the Amended and Restated Partnership Agreement), other than distributions on the Preferred Units, until such time as all accrued and unpaid Preferred Unit distributions have been paid in full.  The Preferred Units also rank senior to the Junior Securities, including the Common Units, in respect of liquidation.  Upon liquidation of the Partnership, each Preferred Unit Holder shall be entitled to receive, in respect of each Preferred Unit then-owned, a liquidation preference equal to the sum of the Preferred Unit Purchase Price (subject to adjustments for any stock splits, combinations or recapitalization with respect to the Preferred Units), plus all accrued but unpaid and accumulated distributions, if any, on such Preferred Unit to, but not including, the liquidation date.

The information regarding the Preferred Units set forth in Items 1.01, 3.02 and 5.03 hereof is incorporated by reference into this Item 3.03.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended and Restated Partnership Agreement

On June 24, 2016, NGL Energy Holdings LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), executed the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended and Restated Partnership Agreement”) for the purpose of consolidating all amendments to the Second Amended and Restated Agreement of Limited Partnership of the Partnership and making such additional amendments thereto as the Board of Directors of the General Partner determined to be necessary and appropriate.  The preferences, rights, powers and duties of holders of the Preferred Units are defined in the Amended and Restated Partnership Agreement.

The Preferred Units rank senior to the Common Units, with respect to the payment of distributions and distribution of assets upon liquidation, dissolution and winding up, in each case, as described in Item 3.03 hereof. The Preferred Units have no stated maturity and are not subject to mandatory redemption or any sinking fund and will remain outstanding indefinitely unless redeemed by the Partnership or converted into Common Units at the election of the Partnership or the Preferred Unit Holders or in connection with a Change of Control, in each case, as described in Item 3.02 hereof.

The Preferred Units vote together with the Common Units, as a single class, with each Preferred Unit having such voting rights as such Preferred Unit would have if it were converted into Common Units, at the Conversion Rate then in effect, except that the Preferred Units shall be entitled to vote as a separate class on any matter on which unitholders are entitled to vote that adversely affects the rights, powers, privileges or preferences of the Preferred Units in relation to other classes of Partnership Interests (as defined in the Amended and Restated Partnership Agreement) or as required by law.  The consent of a majority of the then-outstanding Preferred Units, with one vote per Preferred Unit, shall be required to approve any matter for which the Preferred Unit Holders are entitled to vote as a separate class.

The description of the Amended and Restated Partnership Agreement contained in this Item 5.03 is qualified in its entirety by reference to the full text of the Amended and Restated Partnership Agreement, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

The information regarding the Preferred Units set forth in Items 3.02 and 3.03 hereof is incorporated by reference into this Item 5.03.

Third Amendment to LLC Agreement

On June 24, 2016, the General Partner executed Amendment No. 3 to the Third Amended and Restated Limited Liability Company Agreement of the General Partner (the “Third Amendment”) to provide the Purchasers the right to designate one member of the Board of Directors of the General Partner, pursuant to the terms and subject to the conditions set forth in the Third Amended and Restated Limited Liability Company Agreement of the General Partner, as amended by the Third Amendment (the “LLC Agreement”).

The description of the Third Amendment contained in this Item 5.03 is qualified in its entirety by reference to the full text of the LLC Agreement and the Third Amendment, which are filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K filed with the Commission on February 28, 2013 and as Exhibit 3.2 hereto, respectively, and are incorporated into this Item 5.03 by reference.

Item 8.01      Other Events

On June 27, 2016, the Partnership issued a press release announcing the closing of the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Third Amended and Restated Agreement of Limited Partnership of NGL Energy Partners LP, dated as of June 24, 2016.
3.2	Amendment No. 3 to Third Amended and Restated Limited Liability Company Agreement of NGL Energy Holdings LLC, dated as of June 24, 2016.
4.1	Registration Rights Agreement, dated May 11, 2016, by and among NGL Energy Partners LP and Highstar NGL Prism/IV-A Interco LLC and Highstar NGL Main Interco LLC.
4.2	Amendment to Registration Rights Agreement, dated June 24, 2016, by and among NGL Energy Partners LP and Highstar NGL Prism/IV-A Interco LLC, Highstar NGL Main Interco LLC and NGL CIV A, LLC.
10.1

Amendment to Class A Convertible Preferred Unit and Warrant Purchase Agreement, dated as of June 23, 2016, by and among NGL Energy Partners LP and Highstar NGL Prism/IV-A Interco LLC, Highstar NGL Main Interco LLC and NGL CIV A, LLC.

10.2	Form of Warrant.
99.1	Press release dated June 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: June 28, 2016	By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Amended and Restated Agreement of Limited Partnership of NGL Energy Partners LP, dated as of June 24, 2016.
3.2	Amendment No. 3 to Third Amended and Restated Limited Liability Company Agreement of NGL Energy Holdings LLC, dated as of June 24, 2016.
4.1	Registration Rights Agreement, dated May 11, 2016, by and among NGL Energy Partners LP and Highstar NGL Prism/IV-A Interco LLC and Highstar NGL Main Interco LLC.
4.2	Amendment to Registration Rights Agreement, dated June 24, 2016, by and among NGL Energy Partners LP and Highstar NGL Prism/IV-A Interco LLC, Highstar NGL Main Interco LLC and NGL CIV A, LLC.
10.1

Amendment to Class A Convertible Preferred Unit and Warrant Purchase Agreement, dated as of June 23, 2016, by and among NGL Energy Partners LP and Highstar NGL Prism/IV-A Interco LLC, Highstar NGL Main Interco LLC and NGL CIV A, LLC.

10.2	Form of Warrant.
99.1	Press release dated June 27, 2016.